SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         August 16, 2011

ODYSSEY PICTURES CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-18954	95-4269048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2321 Coit Road, Suite E, Plano, Texas 75075

(Address of principal executive offices)                        (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (972)-867-0055

N/A

Item 3.02                      Unregistered Sale of Equity Securities

On August 18, 2011, Odyssey Pictures Corporation completed the settlement of certain existing debts, made up of notes for cash, prepaid subscriptions  for cash, services and other consideration in the amount of $107,250  with the authorization of the  issuance of 1,000,000 shares of restricted common stock to two individual unrelated creditors in a private sale.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 16, 2011

Odyssey Pictures Corporation

By:   John Foster, President and CEO